UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: June 14, 2017
(Date of earliest event reported)
AGILYSYS, INC.
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

425 Walnut Street, Suite 1800, Cincinnati, Ohio	45202

(Address of principal executive offices)	(ZIP Code)
Registrant's telephone number, including area code: (770) 810-7800

 N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2017, Agilysys, Inc. announced that Tony Pritchett, age 35, was appointed to serve as Vice President and Chief Financial Officer of the Company on June 14, 2017.
Mr. Pritchett has served as the Company's Interim Chief Financial Officer (CFO) since November 2016. Prior to assuming the role of Interim CFO, Mr. Pritchett served as the Company's Senior Director of Operations. He joined the Company in January 2012 as Controller of the Company's Retail Solutions Group, and following the divestiture of the Retail Solutions Group served as the Company's Corporate Controller. Prior to joining the Company, Mr. Pritchett served in various senior roles, including as director of financial reporting at Premier Global Services, Inc. and prior to that in Grant Thornton's assurance practice. Mr. Pritchett, a certified public accountant, graduated from the University of Georgia in 2005 with a Bachelor of Business Administration degree in accounting along with a Master of Accountancy.
Mr. Pritchett's annual salary will be $230,000, and his fiscal year annual incentive opportunity will be equal to 50% of his base salary. He received 15,000 stock settled stock appreciation rights (SSARs) and 15,000 restricted shares upon his appointment. His SSARs have an exercise price of $9.84, a seven-year term, and vest ratably over a three-year period, on March 31, 2018, 2019 and 2020. The restricted shares vest ratably over the same vesting period as the SSARs. In addition, Mr. Pritchett was granted a $50,000 cash bonus in connection with his appointment.
The Company previously entered into an employment agreement with Mr. Pritchett whereby he will be paid six months of his current base salary and his target annual incentive and will receive one year of his health and welfare benefits upon a termination of his employment by the Company without cause, or upon a substantial change to his responsibilities or compensation if Mr. Pritchett terminates his employment within the 30-day period following such change. He will be paid twelve months of his current base salary and his target annual incentive and will receive one year of his health and welfare benefits upon a termination of his employment for the same reasons within the two years following a change in control.
His employment agreement contains provisions for the protection of the Company's confidential information for an indefinite period and non-compete and non-solicitation clauses for a one-year period. His employment agreement has a three-year term that ends on October 31, 2017. Other than his employment arrangements, Mr. Pritchett is not a party to any related person transactions with the Company or any of its executive officers, directors, or related persons and does not have any family relationships with any of the Company's executive officers, directors, or related persons.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following items are filed as exhibits to this current report on Form 8-K:

Exhibit Number             Description of Exhibit

99.1	Agilysys, Inc. Press Release dated June 19, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Kyle C. Badger
Kyle C. Badger
Senior Vice President, General Counsel and Secretary

Date: June 19, 2017